Exhibit 10-M



                                    GPU, INC.
                   RESTRICTED STOCK PLAN FOR OUTSIDE DIRECTORS







                  AS AMENDED AND RESTATED AS OF AUGUST 8, 2000


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                                    GPU, INC.

                   RESTRICTED STOCK PLAN FOR OUTSIDE DIRECTORS
                   -------------------------------------------


1. Purpose. The purpose of this restricted Stock Plan for Outside Directors (the "Plan") is to enable GPU, Inc. ("GPU") to attract and retain persons of outstanding competence to serve on its Board of Directors by paying such persons a portion of their compensation in GPU Common Stock ("Common Stock") pursuant to the terms hereof.

2.    Definitions.
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     (a) The term "Board of Directors" shall mean the board of directors of GPU.

     (b) The term "Change in Control" shall mean the occurrence during the term of the Plan of:

            (1) An acquisition (other than directly from GPU) of any Common Stock or other voting securities of GPU entitled to vote generally for the election of directors (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the then outstanding shares of Common Stock or the combined voting power of GPU's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof) maintained by (i) GPU or (ii) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by GPU (for purposes of this definition, a "Subsidiary"), (B) GPU or its Subsidiaries, or (C) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

            (2) The  individuals  who, as of August 1, 1996,  are members of the

Board of Directors (the "Incumbent Board"), cease for any reason to constitute at least seventy percent (70%) of the members of the Board of Directors; provided, however, that if the election, or nomination for election by GPU's



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shareholders,  of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

            (3)  The consummation of:

                 (A) A merger, consolidation or reorganization involving GPU, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization of GPU where:

                 (i) the shareholders of GPU, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                 (ii) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least seventy percent (70%) of the members of the board of directors of the Surviving Corporation, or a corporation, directly or indirectly, beneficially owning a majority of the Voting Securities of the Surviving Corporation, and

                 (iii) no Person other than (w) GPU, (x) any Subsidiary, (y) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation or reorganization, was maintained by GPU or any Subsidiary, or (z) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities or Common Stock, has



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Beneficial  Ownership of twenty  percent  (20%) or more of the  combined  voting power of the Surviving Corporation's then outstanding voting securities or its common stock;

                 (B)  A  complete   liquidation  or dissolution of GPU; or

                 (C) The sale or other disposition of all or substantially all of the assets of GPU to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Common Stock or Voting Securities as a result of the acquisition of Common Stock or Voting Securities by GPU which, by reducing the number of shares of Common Stock or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of shares of Common Stock or Voting Securities by GPU, and after such share acquisition by GPU, the Subject Person becomes the Beneficial Owner of any additional shares of Common Stock or Voting Securities which increases the percentage of the then outstanding shares of Common Stock or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

      (c) The term "Outside Director" or "Participant" means a member of the Board of Directors who is not an employee (within the meaning of the Employee Retirement Income Security Act of 1974) of GPU or any of its Subsidiaries. A director of GPU who is also an employee of GPU or any of its Subsidiaries shall become eligible to participate in this Plan and shall be entitled to receive an award of restricted stock upon the termination of such employment.

      (d) The term "Subsidiary" means, for purposes other than Section 2(b), any corporation 50% or more of the outstanding Common Stock of which is owned, directly or indirectly, by GPU.

      (e)  The term "Service" shall mean service as an Outside Director.

3.  Eligibility. All  Outside  Directors  of GPU  shall  receive  stock  awards
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hereunder.



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4.    Stock Awards.
      ------------

      (a) A total of 33,000(1) shares of GPU Common Stock shall be available for awards under the Plan. Such shares shall be either previously unissued shares or reacquired shares. Any restricted shares awarded under this Plan with respect to which the restrictions do not lapse and which are forfeited as provided herein shall again be available for other awards under the plan.

      (b) Each Outside Director shall receive an annual award of 300 shares of GPU Common Stock with respect to each calendar year or portion thereof, during which he or she serves as an Outside Director, beginning with the calendar year 1993. Awards shall be made in January of each year. However, for the calendar year in which an Outside Director commences Service, the award of shares to such Outside Director for such year shall be made in the month in which his or her Service commences, if his or her Service commences after January 31 of such year. All awards of shares made hereunder shall be subject to the restrictions set forth in Section 5.

      (c) Subject to the provisions of Section 5, certificates representing shares of GPU Common Stock awarded hereunder shall be issued in the name of the respective Participants. During the period of time such shares are subject to the restrictions set forth in Section 5, such certificates shall be endorsed with a legend to that effect, and shall be held by GPU or an agent therefor. The Participant shall, nevertheless, have all the other rights of a shareholder, including the right to vote and the right to receive all cash dividends paid with respect to such shares.

Subject to the requirements of applicable law, certificates representing such shares shall be delivered to the Participant within 30 days after the lapse of the restrictions to which they are subject.

      (d) If as a result of a stock dividend, stock split, recapitalization (or other adjustment in the stated capital of GPU), or as the result of a merger, consolidation, or other reorganization, the common shares of GPU are increased, reduced, or otherwise changed, the number of shares available and to be awarded hereunder shall be appropriately adjusted, and if by virtue thereof a

---------------

(1) Initially, 20,000 shares were authorized to be issued under the Plan. On May 29, 1991, GPU effected a two-for-one stock split by way of a stock dividend, leaving 33,000 shares available for issuance under the Plan on and after July 1, 1991 after giving effect to shares previously awarded.

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Participant  shall be entitled to new or  additional or different  shares,  such shares to which the Participant shall be entitled shall be subject to the terms, conditions, and restrictions herein contained relating to the original shares. In the event that warrants or rights are awarded with respect to shares awarded hereunder, and the recipient exercises such rights or warrants, the shares or securities issuable upon such exercise shall be likewise subject to the terms, conditions, and restrictions herein contained relating to the original shares.


5.    Restrictions.
      ------------

      (a) Shares are awarded to a Participant on the condition that he or she serves or has served as an Outside Director until:

            (i)   the Participant's death or disability, or

            (ii) the Participant's retirement not earlier than the first day of the month following the attainment of the Participant's 72nd birthday; or

           (iii) the Participant's resignation or retirement prior to the first day of the month following the attainment of the Participant's 72nd birthday with the consent of the Board, i.e., approval thereof by a least 80% of the directors voting thereon, with the affected director abstaining; or

            (iv) the Participant's failure to be re-elected after being duly nominated.

Termination of Service of a Participant for any other reason, including, without limitation, any involuntary termination effected by Board action, shall result in forfeiture of all shares awarded. Notwithstanding the foregoing, upon the occurrence of a Change in Control, the restrictions set forth in Section 5(b) hereof to which any shares awarded to a Participant are then still subject shall lapse, and the termination of the Participant's Service for any reason upon or at any time after the occurrence of such Change in Control shall not result in the forfeiture of any such shares.

      (b) Shares awarded hereunder may not be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of other than to GPU pursuant to
Section 5(a) during the period commencing on the date of the award of such shares and ending on the date of termination of the Outside Director's Service.

      (c) Each Participant shall represent and warrant to and agree with GPU that he or she (i) takes any shares awarded under the Plan for investment only


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and not for  purposes  of sale or  other  disposition  and  will  also  take for investment only and not for purposes of sale or other disposition any rights, warrants, shares, or securities which may be issued on account of ownership of such shares, and (ii) will not sell or transfer any shares awarded or any shares received upon exercise of any such rights or warrants except in accordance with
(A) an opinion of counsel for GPU (or other counsel acceptable to GPU) that such shares, rights, warrants, or other securities may be disposed of without registration under the Securities Act of 1933, or (B) an applicable "no action" letter issued by the Staff of the Commission.

6.  Administrative  Committee.  An  Administrative  Committee  (the
    --------------------------
"Committee") shall have full power and authority to construe and administer the Plan. Any action taken under the provisions of the Plan by the Committee arising out of or in connection with the administration, construction, or effect of the Plan or any rules adopted thereunder shall, in each case, lie within the discretion of the Committee and shall be conclusive and binding under GPU and upon all Participants, and all persons claiming under or through any of them. Notwithstanding the foregoing, any determination made by the Committee after the occurrence of a Change in Control that denies in whole or in part any claim made by any individual for benefits under the Plan shall be subject to judicial review, under a "de novo," rather than a deferential, standard. The Committee shall have as members the Chief Executive Officer of GPU and two officers of GPU or its Subsidiaries designated by the Chief Executive Officer; in the absence of such designation, the other members of the Committee shall be the Chief Financial Officer and the Secretary of GPU.

7.    Approval:  Effective Date.  The Plan is subject to the approval of a
      -------------------------
majority of the holders of GPU's Common Stock present and entitled to vote at a meeting of shareholders, and of the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935. The Plan shall be effective January 1, 1989.

8.  Termination  and Amendment.  The Board of Directors may suspend,  terminate,
    --------------------------
modify or amend the Plan, provided that if any such amendment requires shareholder approval to meet the requirement of the then applicable rules under
Section 16(b) of the Exchange Act, such amendment shall be subject to the approval of GPU's shareholders; and provided further that no amendment or modification to Section 2(b), to the penultimate sentence of Section 6, to the last sentence of Section 5(a), or to this Section 8, nor any suspension or termination of the Plan, effectuated (i) at the request of a third party who has indicated an intention or taken steps to effect a Change in Control and who



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effectuates  a Change  in  Control,  (ii)  within  six (6)  months  prior to, or otherwise in connection with, or in anticipation of, a Change in Control which has been threatened or proposed and which actually occurs, or (iii) following a Change in Control, shall be effective if the amendment, modification, suspension or termination adversely affects the rights of any Participant under the Plan. If the Plan is terminated, the terms of the Plan shall, notwithstanding such termination, continue to apply to awards granted prior to such termination. In addition, no amendment, modification, suspension or termination of the Plan shall adversely affect the rights of any Participant with respect to any award (including without limitation any right with respect to the timing and method of payment of any award) granted to the Participant prior to the date of the adoption of such amendment, modification, suspension or termination without such Participant's written consent.

9.    Additional Change in Control Provisions.  In the event of a Change in
      ---------------------------------------
Control, the provisions set forth below shall apply, notwithstanding any other provisions of the Plan to the contrary.

      (a) All restrictions under Section 5 on all shares standing to a Participant's credit under the Plan on the date on which a Change in Control occurs shall lapse as of the time such Change in Control becomes effective, notwithstanding the fact that the Participant may continue to serve as a member of the Successor Board (as defined in (c) below) immediately following the Change in Control.

      (b) During the Window Period (as defined in (c) below) or on any date thereafter that is at least one year prior to the date on which a Change in Control occurs, a Participant may make an election under this Section 9(b) pursuant to which, if he or she is designated to serve as a member of the Successor Board immediately following the occurrence of a Change in Control, the following actions will be taken:

            (i) all shares standing to the Participant's credit under the Plan which are still subject to restrictions under Section 5 on the business day immediately preceding the date on which the Change in Control occurs, shall be treated as surrendered by the Participant to GPU on such preceding business day, and the Participant shall have no further interest in or rights with respect to such shares;


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            (ii) on such  preceding  business day there shall be credited to the account maintained for the Participant under the Deferred Stock Unit Plan for Outside Directors of GPU, Inc. (the "Directors' DSU Plan") one Deferred Stock Unit (as defined in Section 2 of the Directors' DSU Plan) for each share treated under clause (i) above as having been surrendered by the Participant to GPU on such day.

An election under this Section 9(b) shall be made in writing, on a form that is furnished to the Participant for such purpose by the Committee and that is filed by the Participant with the Committee. Notwithstanding the foregoing, an election made by a Participant under this Section 9(b) shall be given effect only if there is in effect an election made by the Participant under Section 15(c) of the Directors' DSU Plan to have his or her Retirement under that Plan treated as not occurring until the date on which his or her service as a member of the Successor Board terminates for any reason.

      (c) As used herein, the term "Successor Board" shall mean the board of directors of the corporation whose acquisition of the Common Stock of the Corporation or substantially all of its assets, or whose merger with the Corporation, results in the occurrence of the Change in Control; and the term "Window Period" shall mean the period beginning on the date of any agreement entered into by the Corporation which provides for the occurrence of one or more transactions which, if consummated, would constitute a Change in Control, and ending on the 45th day after such date.




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